Exhibit 99.2

Pelthos Therapeutics to Participate in the 2025 Wells Fargo Healthcare Conference

Management’s presentation will take place on Wednesday, September 3rd, 2025 at 1:30 pm (ET)

DURHAM, N.C., Sept. 2, 2025 (GLOBE NEWSWIRE) — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company (“Pelthos” or the “Company”) committed to commercializing innovative therapeutic products for high unmet patient needs, today announced that Scott Plesha, CEO, and Frank Knuettel, CFO, will participate in the Wells Fargo Healthcare Conference. Management’s presentation will take place on Wednesday, September 3rd, 2025 at 1:30 p.m. E.T.

For one-on-one meeting requests please contact your institutional sales representative. A webcast of the presentation will be available on the Events and Presentations pages of Pelthos’ website at https://pelthos.com. Archived replays will be available for 90 days following the event.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Contacts

Pelthos Investor Inquiries:

Mike Moyer

Managing Director, LifeSci Advisors, LLC

mmoyer@lifesciadvisors.com

Media:

KWM Communications

Kellie Walsh / Rachel Kessler

pelthos@kwmcommunications.com

(914) 315-6072